                                                                     Exhibit 3.1

FORM CD-74-10M-10-79-152328                               FEDERAL IDENTIFICATION
                                                          NO. 04-2710644
- ----------------                                               -----------------
Examiner

                        The Commonwealth of Massachusetts

                             MICHAEL JOSEPH CONNOLLY
                               Secretary of State
                    ONE ASHBURTON PLACE, BOSTON, MASS. 02108

                        RESTATED ARTICLES OF ORGANIZATION

                     General Laws, Chapter 156B, Section 74

         This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156, Section 114. Make check payable to the Commonwealth of Massachusetts.

                             ----------------------

         We, Peter J. Minihane, Vice President and William C. Rogers, Clerk of MICROCOM, INC., located at 500 River Ridge Drive, Norwood, MA 02062-5028, do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on April 24, 1995, by vote of the Board of Directors.

1.       The name by which the corporation shall be known is:

                 MICROCOM, INC.

2.       The purposes for which the corporation is formed are as follows:

                          To develop, publish, market and otherwise distribute
                 high quality micro computer software and other related technology for business and professional use, and other uses related thereto, and to otherwise carry on any and all business activities permitted to corporations organized under Chapter 156B, or its successor provisions, whenever the same may be lawfully done.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

                   WITHOUT PAR VALUE                                   WITH PAR VALUE
       CLASS OF STOCK            NUMBER OF SHARES        NUMBER OF SHARES               PAR VALUE
 Preferred
 Common                                                     30,000,000                     $.01


*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                 N/A

*5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

                 None

*6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                             See Attachment 6A to 6K

*        If there are no such provisions, state "None".

                                                                   Attachment 6A

         The following provisions are hereby established for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders.

         (a) Amendment of By-laws. The Board of Directors shall be authorized by its sole action to amend the by-laws of the corporation unless otherwise prohibited by law or the by-laws.

         (b) Limitation of Liability of Directors. No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 and 62 of the Massachusetts Business Corporation Law, or (iv) with respect to any transaction from which the director derived an improper personal benefit.

         The provisions of this Article shall not eliminate or limit the liability of a director of this corporation for any act or omission occurring prior to the date on which this Article became effective. No amendment or repeal of this Article shall adversely affect the rights and protection afforded to a director of this corporation under this Article for acts or omissions occurring while this Article is in effect.

         (c) Classified Board of Directors. This Article 6(c) is inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that it is intended to be in furtherance, and not in limitation or exclusion, of the powers conferred by the statutes of The Commonwealth of Massachusetts.

         Section 1. Number of Directors. The number of directors of the Corporation shall not be less than three nor more than thirteen. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time pursuant to a resolution adopted by a majority of the entire Board of Directors.

         Section 2. Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III and, if such

                                                                   Attachment 6B

fraction is two thirds, one of the extra directors shall be a member of Class III and one of the extra directors shall be a member of Class II, unless otherwise provided for from time to time pursuant to a resolution adopted by a majority of the entire Board of Directors.

         Section 3. Election of Directors. Elections of directors need not be by written ballot, except as and to the extent provided in the By-laws of the Corporation.

         Section 4. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the Corporation's 1989 Annual Meeting; each initial director in Class II shall serve for a term ending on the date of the Corporation's 1990 Annual Meeting; and each initial director in Class III shall serve for a term ending on the date of the Corporation's 1991 Annual Meeting.

         Section 5. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he is a member until the expiration of his current term or his prior death, retirement, resignation or removal and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum.

         Section 6. Quorum; Action of Meeting. A majority of the directors at any time in office shall constitute a quorum for the transaction of business and, if at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act or decision of the Board of Directors unless a greater number is required by law, by the By-laws of the Corporation or by these Articles of Organization.

                                                                   Attachment 6C

         Section 7. Removal. Any director or the entire Board of Directors may be removed from office, with or without cause, atany time by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding common stock of the Corporation entitled to vote generally in the election of directors.

         Section 8. Tenure. Notwithstanding any provisions to the contrary contained herein, each director shall serve until his successor is elected and qualified or until such director's death, retirement, resignation or removal.

         Section 9. Vacancies. Any vacancies in the Board of Directors occurring for any reason and any newly created directorships resulting from any increase in the number of directors may be filled only by the Board of Directors acting by the affirmative vote of at least a majority of the directors then in office, although less than a quorum. Each director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified or until such director's earlier death, retirement, resignation or removal.

         Section 10. Stockholder Nominations and Introduction of Business, etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting shall be given in the manner provided in the By-laws of the Corporation and the appointment of judges of election shall be made in the manner provided in the By-laws of the Corporation. The requirements for amending the By-law provisions concerning the subject matter of this Section 10 shall be as set forth in Section 11 of this
Article 6(c).

         Section 11. Amendments to Article. Notwithstanding any other provisions of law, these Articles of Organization or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding common stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 6(c); provided that such eighty percent (80%) vote shall not be required for any amendment, repeal or adoption previously approved by the Board of Directors and by a majority of the Disinterested Directors (as defined in Section 5 of Article 6(d)). Such 80% vote shall be in addition to any separate class vote which may be accorded from time to time to other classes or series of stock of the Corporation.

                                                                   Attachment 6D

         (d) Fair Price Provisions. The stockholder vote required to approve Business Combinations (hereinafter defined) shall be as set forth in this Article.

         Section 1. Definition of "Business Combination". The term "Business Combination" as used in this Article 6 shall mean any of the following:

                 (a) Any merger or consolidation of the Corporation or any Subsidiary thereof with (i) any Interested Stockholder or (ii) any other corporation or other entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Interested Stockholder; or

                 (b) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder of all or a Substantial Part of the assets of the Corporation or any Subsidiary; or

                 (c) The issuance, exchange or transfer by the Corporation or any Subsidiary thereof (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder in exchange for cash, securities or other consideration (or a combination thereof) having an aggregate Fair Market Value at least equal to a Substantial Part of the assets of the Corporation; or

                 (d) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder; or

                 (e) Any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation or any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary thereof which is directly or indirectly owned by any Interested Stockholder; or

                 (f) Any agreement, contract or other arrangement with an Interested Stockholder (or in which the Interested Stockholder has an interest other than proportionately as a stockholder) providing for any one or more of the actions specified in subsections (a) through (e) of this Section 1.

                                                                   Attachment 6E

         Section 2. Vote for Certain Transactions. Except where a higher vote may be required by law or these Articles of Organization, the Corporation may, by vote of a majority of the outstanding common stock (i) authorize the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill, pursuant to Section 75 of Chapter 156B of the Massachusetts General Laws, as amended from time to time, (ii) approve an agreement of merger or consolidation pursuant to Section 78 of Chapter 156B of the Massachusetts General Laws, as so amended, and (iii) authorize the dissolution of the Corporation pursuant to Section 100 of Chapter 156B of the Massachusetts General Laws, as so amended.

         Section 3. Higher Vote for Business Combinations. In addition to any affirmative vote required by law, the By-laws of the Corporation or these Articles of Organization, and except as otherwise expressly provided in Section 4 of this Article 6(d), any Business Combination shall require the affirmative vote of the holders of at least eighty percent (80%) of the outstanding common stock of the Corporation entitled to vote generally in the election of directors. Such affirmative vote shall be required, notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

         Section 4. When Higher Vote Is Not Required. The provisions of Section 3 of this Article 6(d) shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the holders of a majority of the outstanding common stock of the Corporation, if the conditions specified in either of the following subsection
(a) or (b) below are met:

                 (a) Approval by Board and Disinterested Directors. The Business Combination shall have been approved by a majority of the Board and of the Disinterested Directors.

                 (b) Price and Procedural Requirements. Each of the following six conditions shall have been met:

                          (i) The transaction constituting the Business
                 Combination shall provide that the holders of common stock receive, in exchange for their stock, per share consideration (consisting of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash) at least equal to the highest of the following:

                                  A. The highest per share price (including any
                          brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of common

                                                                   Attachment 6F

                          stock in connection with the acquisition by the Interested Stockholder of shares of common stock which were acquired (1) within the two-year period immediately prior to the date of the first public announcement of the proposed Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher.

                                  B. The Fair Market Value per share of common
                          stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher; and

                                  C. If applicable, the price per share equal to
                          the Fair Market Value per share of common stock determined pursuant to Paragraph B immediately preceding this Paragraph C, multiplied by the ratio of
                          (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of common stock in connection with the acquisition by the Interested Stockholder of shares of common stock which were acquired within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of common stock on the first date in such two-year period on which the Interested Stockholder beneficially owned any shares of common stock.

         All per share prices shall be equitably adjusted to reflect any intervening stock splits, stock dividends, reverse stock splits, recapitalizations and similar events.

                          (ii) The consideration to be received by holders of
                 the outstanding common stock shall be in cash or in the same form as was previously paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of such stock. If the Interested Stockholder beneficially owns common stock which was acquired with varying forms of consideration, the form of consideration to be received by holders of such stock shall be either cash or the form used to acquire the largest number of shares of such stock beneficially owned by it.

                          (iii) After such Interested Stockholder has become an
                 Interested Stockholder and prior to the consummation of such Business Combination there shall

                                                                   Attachment 6G

                 have been (1) no reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision or similar event affecting the common stock) except as approved by a majority of the Disinterested Directors, and
                 (2) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors.

                          (iv) After such Interested Stockholder has become an
                 Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                          (v) A proxy or information statement describing the
                 proposed Business Combination and complying with the requirements of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed by the Interested Stockholder to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                          (vi) Such Interested Stockholder shall not have made,
                 or caused to be made, any material change in the Corporation's business or equity capital structure without the approval of the majority of the Disinterested Directors.

                          (vii) After such Interested Stockholder has become an
                 Interested Stockholder and prior to the consummation of such Business Combination, such Interested Stockholder shall not have acquired, directly or indirectly, any additional shares of common stock of the Corporation, directly from the Corporation or otherwise, other than shares acquired in a transaction the effect of which is not to increase such Interested Stockholder's percentage beneficial ownership of any voting securities of the Corporation.

                                                                   Attachment 6H

         Section 5.  Certain Definitions.  For the purposes of this Article 6:

                 (a) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprising any person and any other person with whom such person or any Affiliate or Associate of such person has anyagreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of common stock.

                 (b) The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

                         (i) Is at such time the beneficial owner, directly or
                 indirectly, of more than ten percent (10%) of the then outstanding common stock of the Corporation; or

                         (ii) At any time within the two-year period
                 immediately prior to such time was the beneficial owner, directly or indirectly, of more than ten percent (10%) of the outstanding common stock of the Corporation; or

                         (iii) Is at any time an assignee of, or has otherwise
                 succeeded to the beneficial ownership of, any shares of common stock which were at any time within the two-year period immediately prior to such time beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended from time to time.

                 (c) A person shall be a "beneficial owner" of any shares of stock:

                           (i) Which are beneficially owned, directly or indirectly, by such person or any of its Affiliates or Associates;

                          (ii) Which such person or any of its Affiliates or
                 Associates has (A) the right to acquire (whether or not such right is exercisable immediately) pursuant to any agreement, arrangement or understanding or upon the

                                                                   Attachment 6I

                 exercise of conversion rights, exchange rights, warrants or options or otherwise or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

                     (iii) Which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of common stock.

                 (d) For the purposes of determining whether a person is an Interested Stockholder pursuant to subsection 5(b), the number of shares of common stock deemed to be outstanding shall include shares deemed owned by an Interested Stockholder through application of subsection 5(c) but shall not include any other shares of common stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

                 (e) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on July 28, 1988 (the terms registrant in said Rule 12b- 2 meaning in this case, the Corporation).

                 (f) "Beneficially owned" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on July 28, 1988.

                 (g) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

                 (h) "Disinterested Director" with regard to a Business Combination means any member of the Board of Directors of the Corporation who is not an Interested Stockholder involved in such Business Combination.

                 (i) "Fair Market Value" means: (A) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed or, if such stock

                                                                   Attachment 6J

         is not listed on any such exchange, the highest closing sale price or the highest closing bid quotation, respectively, with respect to a share of such stock during the 30-day period preceding the date in question on the National Market System or the National Association of Securities Dealers, Inc. Automated Quotations System, as the case may be, or any system then in use or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (B) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

                 (j) In the event of any Business Combinations in which the Corporation survives, the phrase "consideration other than cash" as used in subsection 3(b) of this Article 6 shall include the shares of stock retained by the holders of such shares.

                 (k) "Substantial Part" of the Corporation shall mean ten percent (10%) or more of the fair market value of the total assets of the Corporation on a consolidated basis as of the end of its most recent fiscal quarter ending immediately prior to the time the determination is made.

         Section 6. Determination by Disinterested Directors. The Disinterested Directors shall have the power and duty to determine for purposes of this
Article 6, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 6, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of common stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the requirements of subsection 4(b) have been met with respect to any Business Combination and (e) whether the fair market value of the assets which are the subject of any Business Combination equal or exceed, or whether the consideration to be received from the issuance or transfer of securities by the Corporation or any Subsidiary thereof in any Business Combination equals or exceeds, a Substantial Part of the assets of the Corporation. Any such determination made in good faith shall be binding and conclusive.

         Section 7. No Duty to Approve Business Contributions. Nothing contained in this Article 6(d) shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed upon it by law.

         Section 8. Minimum Consideration. Consideration for shares to be paid to any stockholder pursuant to this Article 6(d) shall be the minimum consideration payable to such stockholder and

                                                                   Attachment 6K

shall not limit such stockholder's right under any provision of law or otherwise to receive greater consideration for any shares of the Corporation.

         Section 9. Fiduciary Obligations. The fact that any Business Combination complies with the provisions of Section 4 of this Article 6(d) shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors or any member thereof with respect to evaluations of, or actions and responses taken with respect to, such Business Combination.

         Section 10. Amendment to Article. Notwithstanding any other provisions of law, these Articles of Organization or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holder of at least eighty percent (80%) of the outstanding common stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 6(d); provided that such eighty percent (80%) vote shall not be required for any such amendment, repeal or adoption previously approved by the Board of Directors and by a majority of the Disinterested Directors. Such 80% vote shall be in addition to any separate class vote which may be accorded from time to time to other classes or series of stock of the Corporation.

         *We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles:

                (*If there are no such amendments, state "None.")

                   Briefly describe amendments in space below:

                                      None







IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 18th day of May in the year 1995.

    /s/ Peter J. Minihane               Vice President
- ---------------------------------------

    /s/ William C. Rogers               Clerk
- ---------------------------------------